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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

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                                  MAY 19, 1998
                                 Date of Report

                                 (MAY 12, 1998)
                       (Date of earliest event reported)

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                                 HBO & COMPANY

             (Exact name of registrant as specified in its charter)

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                                    DELAWARE

                 (State or other jurisdiction of incorporation)

                   0-9900                                       37-0986839
          (Commission File Number)                     (Employer Identification No.)

         301 PERIMETER CENTER NORTH                                30346
                 ATLANTA, GA                                    (Zip Code)
  (Address of principal executive offices)
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                                 (770) 393-6000
               Registrant's telephone number, including area code

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ITEM 5: OTHER EVENTS

    On May 12, 1998, the stockholders of HBO & Company (the "Company" or "HBOC") approved an amendment to the Company's Certificate of Incorporation to increase the number of shares of authorized common stock from 250 million to 1 billion.
The amended Certificate of Incorporation was filed with the state of Delaware on May 14, 1998.

    On May 12, 1998, the Board of Directors of the Company declared a two-for-one stock split to be effected in the form of a stock dividend. The dividend will be payable on June 9, 1998, to all stockholders of record as of May 27, 1998.

    On May 12, 1998, the Board of Directors of the Company declared a cash dividend of $.02 per share (after adjustment for the stock dividend) payable
July 21, 1998, to stockholders of record on June 30, 1998.

    On May 12, 1998, the Board of Directors of the Company elected M. Christine
Jacobs, president, chief executive officer and vice-chairman of Theragenics
Corporation of Atlanta, to the HBOC Board of Directors.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

    (c) Exhibits.

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
 EXHIBIT NO.                                                  DESCRIPTION
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
         3(i)    HBO & Company Certificate of Incorporation, as amended
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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HBO & COMPANY
                                          (Registrant)

Date: May 19, 1998

                                          /s/ JAY P. GILBERTSON
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                                          Jay P. Gilbertson
                                          President, Co-Chief Operating Officer,
                                          Chief Financial Officer, Treasurer,
                                          Principal Accounting Officer
                                          and Secretary